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                                                                   EXHIBIT 99.10

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  Institutional Subscription Form for Non-Shareholders Subscribing for Shares

            Please read the prospectus before completing this form. Subscriptions must be received prior to 5:00 p.m., Eastern Daylight Time,
                   on             , 1997 (unless extended).

 This form should be mailed or delivered to the Subscription Agent as follows:

           By Regular Mail:                           By Hand:
           BankBoston, N.A.                Securities Transfer & Reporting
       Corporate Reorganization          Services, Inc. c/o BankBoston, N.A.
             P.O. Box 8029                    55 Broadway, Third Floor
          Mail Stop 45-02-53                     New York, New York
      Boston, Massachusetts 02266


                                                By Overnight Courier:
      By Facsimile Transmission:                  BankBoston, N.A.
            (617) 575-2232                    Corporate Reorganization
            (617) 575-2233                       Mail Stop 45-02-53
   (for Eligible Institutions Only)               150 Royall Street
         Confirm by Telephone                Canton, Massachusetts 02021
            (617) 575-3120

 A copy of this completed form must also be transmitted by Regular Mail, Hand,
                      Overnight Courier or Facsimile to:
      Security Capital Markets Group Incorporated, Attention: Drew Carlin
                    125 Lincoln Avenue, Santa Fe, NM 87501
 (Facsimile Transmission to: (505) 982-7794. Telephone Confirmation to: (505)
                                  986-6506.)

   Delivery of this form other than as set forth above will not constitute a valid delivery.

  The undersigned, on behalf of each person, organization or institution listed on the attached Subscription Form Addendum, irrevocably subscribes for the following shares of common stock ("Shares") of Security Capital Atlantic Incorporated ("ATLANTIC") upon the terms and subject to the conditions
specified in the Prospectus dated          , 1997, receipt of which is hereby
acknowledged. The undersigned agrees to have its custodians make payment for,
and receive such Shares, on            , 1997, at $      per Share to
BankBoston, N.A., the Subscription Agent, by wire transfer of funds via The Depository Trust Company ("DTC") I.D. System or Delivery-Versus-Payment System, at the option of the undersigned.

  The undersigned represents and warrants that it has full power and authority to subscribe for the Shares pursuant to this Subscription Form on behalf of each organization or institution listed on the attached Subscription Form Addendum.

  The undersigned understands and recognizes that:
    (a) this subscription may be accepted or rejected in whole or in part by ATLANTIC, in its sole and absolute discretion;
    (b) final allocations or notices of rejection will be transmitted to
    the undersigned by ATLANTIC on             , 1997;
    (c) trades will be confirmed on or after            , 1997 for
    settlement on             , 1997.

  The undersigned is a (check one):___U.S. Citizen___Resident Alien___Non-Resident Alien (Country of Residence____________________)

  If the undersigned is a Non-Resident Alien, the undersigned certifies under penalties of perjury, for purposes of backup withholding, that the undersigned is not a U.S. Resident Alien and that the undersigned is an "exempt foreign person" as defined under United States Department of Internal Revenue regulations.

  This Subscription Form and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Maryland.

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Total Shares Subscribed For:
                            ---------     -------------------------------------
Total Purchase Price: $                            Name of Institution
                        -------------
(Total Shares x $     )
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                                          Authorized Signature

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                                          Print Name

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                                          Date

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                                          Address

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                                          Telephone Number

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                                          Fax Number

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                                          Tax ID Number